EXHIBIT 99

MBT Financial Corp. Announces Second Quarter 2011 Results

MONROE, Mich., July 25, 2011 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a net loss of $783,000, or $0.05 per share, in the second quarter of 2011, compared to the loss of $4.0 million, or $0.23 per share in the first quarter of 2011. The loss decreased as improving asset quality resulted in lower credit costs. Compared to the second quarter of 2010, the loss increased from $372,000, or $0.02 per share.

The Net Interest Income for the second quarter of 2011 was $8.6 million, a decrease of $0.6 million, or 6.6% compared to the same period in 2010. The net interest margin decreased from 3.13% in the second quarter of 2010 to 3.06% in the second quarter of 2011.  The net interest income decreased due to the decrease in the margin and because the average earning assets decreased $60.3 million for the past twelve months, or 5.0%. The decrease in average earning assets included a decrease of $93.3 million, or 11.4%, in average loans, as slowly improving economic conditions continue to have a negative impact on loan demand and growth.

The provision for loan losses decreased from $3.75 million last year to $2.85 million in the second quarter of 2011 due to a decrease in the net charge offs from $3.8 million to $3.6 million, and due to a reduction in the allowance for loan losses to reflect recent historical loss rates and the decrease in the size of the loan portfolio.

Non interest income, excluding securities gains, decreased 4.9% from $4.0 million in the second quarter of 2010 to $3.8 million in the second quarter of 2011. Declines in wealth management income, origination fees from mortgage loans sold and deposit service charges were the primary causes of this decrease. Total non interest expenses decreased $2.3 million compared to the second quarter of 2010 due to charges to prepay debt in 2010. Excluding these one time costs, non interest expenses increased $232,000, or 2.3%. The increase was mainly due to higher deposit insurance premiums paid to the FDIC.

Total assets of the company decreased $26.9 million compared to December 31, 2010, mainly due to the normal seasonal decrease in deposit funding and a planned decrease in non deposit funding. The $13.6 million decrease in deposits included $6.7 million in brokered certificate of deposit maturities. The Company also reduced its repurchase agreement funding by $10.0 million and its Federal Home Loan Bank borrowings $3.5 million since the beginning of the year. Capital decreased $1.0 million since year end, but with the decrease in assets, the ratio of equity to assets increased from 5.88% at December 31, 2010 to 5.92% at June 30, 2011. The bank remains adequately capitalized as measured by applicable regulatory standards.  The company’s already strong liquidity position improved during the quarter, with cash and investments increasing from 31.7% of assets at the end of 2010 to 33.8% at the end of the second quarter of 2011.

H. Douglas Chaffin, President and CEO, commented, “Our results for the second quarter of 2011 were significantly better than the first quarter because the slowly recovering economic conditions are beginning to lead to improvements in our asset quality and earnings. Loan demand is still slow, and the decrease in the loan portfolio caused a slight decrease in the net interest margin. We continue to have a solid deposit base, a very liquid balance sheet, and adequate capital, so when the eventual increase in loan demand occurs, we will be well positioned to participate in the growth.”

Mr. Chaffin concluded, “Local economic indicators have shown improvement recently, and we remain optimistic.  Improvements in employment are beginning to be reflected in improvements in past dues.  We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, seeking new sources of revenue, and controlling expenses. Our shareholders approved an increase in the number of common shares authorized at our Annual Meeting of Shareholders, and our board is currently developing plans for a common stock offering. We still have much work ahead of us given our current environment, but we remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss the second quarter results on Tuesday, July 26, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed in the United States by calling toll free (877) 317-6789. The toll free number for callers in Canada is (866) 605-3852 and international callers can access the call at (412) 317-6789. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2011	2011	2010	2010	2010
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2011	2010

EARNINGS
Net interest income	$8,578	$8,769	$8,814	$9,421	$9,188	$17,347	$18,593
FTE Net interest income	$8,744	$8,942	$8,985	$9,603	$9,389	$17,686	$19,066
Provision for loan and lease losses	$2,850	$5,750	$7,086	$7,464	$3,750	$8,600	$5,950
Non-interest income	$3,858	$3,663	$4,195	$4,381	$6,819	$7,521	$10,860
Non-interest expense	$10,369	$10,724	$10,277	$10,676	$12,629	$21,093	$23,527
Net income (loss)	$(783)	$(4,042)	$(7,537)	$(4,338)	$(372)	$(4,825)	$(24)
Basic earnings (loss) per share	$(0.05)	$(0.23)	$(0.44)	$(0.27)	$(0.02)	$(0.28)	$-
Diluted earnings (loss) per share	$(0.05)	$(0.23)	$(0.44)	$(0.27)	$(0.02)	$(0.28)	$-
Average shares outstanding	17,265,075	17,256,472	17,214,768	16,329,549	16,225,327	17,260,797	16,220,777
Average diluted shares outstanding	17,265,075	17,256,472	17,214,768	16,329,549	16,225,327	17,260,797	16,220,777

PERFORMANCE RATIOS
Return on average assets	-0.25%	-1.29%	-2.39%	-1.37%	-0.11%	-0.77%	0.00%
Return on average common equity	-4.46%	-22.04%	-35.55%	-19.74%	-1.77%	-13.44%	-0.06%

Base Margin	2.97%	3.02%	3.03%	3.21%	3.03%	3.00%	3.02%
FTE Adjustment	0.06%	0.06%	0.06%	0.06%	0.07%	0.06%	0.08%
Loan Fees	0.03%	0.03%	0.03%	0.05%	0.03%	0.03%	0.03%
FTE Net Interest Margin	3.06%	3.11%	3.12%	3.32%	3.13%	3.09%	3.13%

Efficiency ratio	70.89%	73.07%	67.61%	65.36%	63.84%	71.98%	65.79%
Full-time equivalent employees	349	344	342	350	356	347	354

CAPITAL
Average equity to average assets	5.64%	5.85%	6.73%	6.94%	6.44%	5.75%	6.26%
Book value per share	$4.23	$4.08	$4.29	$4.94	$5.31	$4.23	$5.31
Cash dividend per share	$-	$-	$-	$-	$-	$-	$-

ASSET QUALITY
Loan Charge-Offs	$3,970	$4,064	$7,217	$11,010	$3,967	$8,034	$6,329
Loan Recoveries	$322	$518	$607	$266	$131	$840	$342
Net Charge-Offs	$3,648	$3,546	$6,610	$10,744	$3,836	$7,194	$5,987

Allowance for loan and lease losses	$22,629	$23,427	$21,223	$20,746	$24,026	$22,629	$24,026

Nonaccrual Loans	$66,433	$65,597	$67,581	$64,192	$65,066	$66,433	$65,066
Loans 90 days past due	$240	$364	$4	$117	$166	$240	$166
Restructured loans	$11,595	$14,775	$14,098	$15,290	$25,058	$11,595	$25,058
Total non performing loans	$78,268	$80,736	$81,683	$79,599	$90,290	$78,268	$90,290
Other real estate owned & other assets	$21,365	$22,640	$19,815	$19,042	$18,387	$21,365	$18,387
Nonaccrual Investment Securities	$2,810	$2,694	$2,568	$1,625	$1,685	$2,810	$1,685
Total non performing assets	$102,443	$106,070	$104,066	$100,266	$110,362	$102,443	$110,362
Problem Loans Still Performing	$43,220	$53,598	$53,726	$49,589	$41,693	$43,220	$41,693
Total Problem Assets	$145,663	$159,668	$157,792	$149,855	$152,055	$145,663	$152,055

Net loan charge-offs to average loans	2.02%	1.93%	3.39%	5.32%	1.88%	1.98%	1.46%
Allowance for losses to total loans	3.15%	3.21%	2.82%	2.64%	2.97%	3.15%	2.97%
Non performing loans to gross loans	10.91%	11.07%	10.84%	10.13%	11.18%	10.91%	11.18%
Non performing assets to total assets	8.31%	8.35%	8.26%	7.96%	8.73%	8.31%	8.73%
Allowance to non performing loans	28.91%	29.02%	25.98%	26.06%	26.61%	28.91%	26.61%

END OF PERIOD BALANCES
Loans and leases	$717,488	$729,503	$753,860	$786,054	$807,788	$717,488	$807,788
Total earning assets	$1,126,022	$1,163,939	$1,151,371	$1,143,825	$1,144,120	$1,126,022	$1,144,120
Total assets	$1,232,438	$1,269,615	$1,259,377	$1,259,876	$1,263,678	$1,232,438	$1,263,678
Deposits	$1,018,304	$1,045,141	$1,031,893	$1,022,460	$1,023,657	$1,018,304	$1,023,657
Interest Bearing Liabilities	$996,239	$1,041,039	$1,027,320	$1,022,398	$1,022,293	$996,239	$1,022,293
Shareholders' equity	$72,975	$70,415	$73,998	$84,079	$86,201	$72,975	$86,201
Total Shares Outstanding	17,269,225	17,260,748	17,252,329	17,030,844	16,228,029	17,269,225	16,228,029

AVERAGE BALANCES
Loans and leases	$723,146	$744,579	$773,269	$801,240	$816,487	$733,804	$826,252
Total earning assets	$1,145,448	$1,163,506	$1,141,829	$1,148,796	$1,205,711	$1,154,432	$1,229,509
Total assets	$1,247,979	$1,270,234	$1,249,543	$1,256,422	$1,311,835	$1,259,045	$1,336,533
Deposits	$1,031,232	$1,044,556	$1,015,740	$1,025,385	$1,017,761	$1,037,859	$1,024,187
Interest Bearing Liabilities	$1,020,396	$1,040,463	$1,009,619	$1,025,493	$1,093,471	$1,030,376	$1,121,549
Shareholders' equity	$70,401	$74,363	$84,123	$87,184	$84,486	$72,371	$83,635

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2011	2010	2011	2010
Interest Income
Interest and fees on loans	$9,992	$11,642	$20,344	$23,591
Interest on investment securities-
Tax-exempt	351	476	723	1,114
Taxable	2,121	2,353	4,161	5,042
Interest on balances due from banks	30	28	68	66
Total interest income	12,494	14,499	25,296	29,813

Interest Expense
Interest on deposits	2,960	3,336	5,975	6,689
Interest on borrowed funds	956	1,975	1,974	4,531
Total interest expense	3,916	5,311	7,949	11,220

Net Interest Income	8,578	9,188	17,347	18,593
Provision For Loan Losses	2,850	3,750	8,600	5,950

Net Interest Income After
Provision For Loan Losses	5,728	5,438	8,747	12,643

Other Income
Income from wealth management services	996	1,141	1,983	2,103
Service charges and other fees	1,179	1,301	2,296	2,572
Net gain (loss) on sales of securities	29	2,791	96	3,086
Origination fees on mortgage loans sold	86	137	169	269
Bank Owned Life Insurance income	390	450	802	839
Other	1,178	999	2,175	1,991
Total other income	3,858	6,819	7,521	10,860

Other Expenses
Salaries and employee benefits	4,884	4,652	9,733	9,721
Occupancy expense	688	703	1,465	1,508
Equipment expense	748	797	1,442	1,637
Marketing expense	235	256	481	504
Professional fees	594	508	1,293	988
Collection expense	57	102	134	196
Net loss on other real estate owned	884	954	2,125	1,990
Other real estate owned expense	564	601	872	1,352
FDIC deposit insurance assessment	790	611	1,636	1,242
Debt prepayment penalties	-	2,492	-	2,492
Other	925	953	1,912	1,897
Total other expenses	10,369	12,629	21,093	23,527

Loss Before Income Taxes	(783)	(372)	(4,825)	(24)
Income Tax Expense	-	-	-	-
Net Loss	$(783)	$(372)	$(4,825)	$(24)

Basic Loss Per Common Share	$(0.05)	$(0.02)	$(0.28)	$-

Diluted Loss Per Common Share	$(0.05)	$(0.02)	$(0.28)	$-

Dividends Declared Per Common Share	$-	$-	$-	$-

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	June 30, 2011	December 31,
Dollars in thousands	(Unaudited)	2010
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$19,044	$13,789
Interest bearing	36,815	72,511
Total cash and cash equivalents	55,859	86,300

Securities - Held to Maturity	32,999	23,804
Securities - Available for Sale	328,115	289,365
Federal Home Loan Bank stock - at cost	10,605	11,831
Loans held for sale	349	973
Loans - Net	694,510	731,664
Accrued interest receivable and other assets	32,477	34,207
Bank Owned Life Insurance	47,812	50,664
Premises and Equipment - Net	29,712	30,569
Total assets	$1,232,438	$1,259,377

Liabilities
Deposits:
Non-interest bearing	$152,200	$148,208
Interest-bearing	866,104	883,685
Total deposits	1,018,304	1,031,893

Federal Home Loan Bank advances	110,000	113,500
Repurchase agreements	20,000	30,000
Notes Payable	135	135
Interest payable and other liabilities	11,024	9,851
Total liabilities	1,159,463	1,185,379

Shareholders' Equity
Common stock (no par value)	2,054	2,146
Retained Earnings	71,672	76,497
Unearned Compensation	(134)	(187)
Accumulated other comprehensive loss	(617)	(4,458)
Total shareholders' equity	72,975	73,998
Total liabilities and shareholders' equity	$1,232,438	$1,259,377

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com